OPINION OF SCHONFELD & WEINSTEIN



Ex - 5.0

December 4, 2001



To Whom It May Concern:

                   Re: Perrin Partners, Inc.

Perrin Partners, Inc. Corporation (Perrin) is a corporation duly incorporated and validly existing and in good standing under the laws of the state of New York. Perrin has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. Perrin is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

This opinion is given in connection with the registration with the Securities and Exchange Commission of one hundred thousand (100,000) shares of common stock at a price of $.30 per share, for sale in Perrin's proposed public offering.

We have acted as counsel to Perrin in connection with the preparation of the Registration Statement on Form SB-2, pursuant to which such shares are being registered and, in so acting, we have examined the originals and copies of the corporate instruments, certificates and other documents of Perrin and interviewed representatives of Perrin to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photo copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of Perrin.

All of the 100,000 shares being registered are now authorized but unissued shares.

Based upon the foregoing, we are of the opinion that the 100,000 shares of common stock of Perrin being registered for sale by Perrin, when issued and sold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.

The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusion as an exhibit accompanying such Registration Statement.

Very truly yours,

/S/ SCHONFELD & WEINSTEIN, L.L.P.
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SCHONFELD & WEINSTEIN, L.L.P.







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